UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

EXCEL TRUST, INC.

EXCEL TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-34698 (Excel Trust, Inc.)	27-1493212 (Excel Trust, Inc.)
Delaware	001-54962 (Excel Trust, L.P.)	27-1495445 (Excel Trust, L.P.)

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (858) 613-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On May 12, 2014, Excel Trust, L.P. (the “Operating Partnership”), the operating partnership subsidiary of Excel Trust, Inc. (the “Company”), issued $250.0 million aggregate principal amount of its 4.625% Senior Notes due 2024 (the “Notes”).

The terms of the Notes are governed by a base indenture, dated May 12, 2014, by and among the Operating Partnership, as issuer, the Company, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of May 12, 2014, by and among the Operating Partnership, the Company and the Trustee (the base indenture and the supplemental indenture, collectively, the “Indenture”). The Indenture contains various restrictive covenants, including limitations on the Operating Partnership’s ability to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. Copies of the base indenture and supplemental indenture, including the form of the Notes and guarantee of the Notes by the Company, the terms of which are incorporated herein by reference, are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K. See Item 2.03 below for more information.

The net proceeds from the issuance of the Notes will be approximately $246.3 million, after deducting the underwriting discount and the Operating Partnership’s estimated offering expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 12, 2014, the Operating Partnership issued $250.0 million aggregate principal amount of the Notes. The Operating Partnership offered the Notes at 99.477% of the principal amount thereof. The Notes are general unsecured senior obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. However, the Notes are effectively subordinated to the Operating Partnership’s existing and future mortgages and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future preferred equity and liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries, including guarantees provided by the Operating Partnership’s subsidiaries under the credit agreement governing the Operating Partnership’s unsecured revolving credit facility and the purchase agreement governing the Operating Partnership’s Senior Unsecured Notes due 2020 and Senior Unsecured Notes due 2023. The Notes bear interest at 4.625% per annum. Interest is payable on May 15 and November 15 of each year, beginning November 15, 2014, until the maturity date of May 15, 2024. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company. Copies of the base indenture and supplemental indenture, including the form of the Notes and guarantee of the Notes by the Company, the terms of which are incorporated herein by reference, are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

On or before February 15, 2024, the Notes will be redeemable in whole at any time or in part from time to time, at the Operating Partnership’s option and in its sole discretion, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis at the adjusted treasury rate (determined in accordance with the Indenture) plus 0.35%, plus, in each case, accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, if the Notes are redeemed after February 15, 2024, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	default for 30 days in the payment of any installment of interest under the Notes;

•	default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable;

•	failure to pay any indebtedness for money borrowed by the Operating Partnership, the Company, or any subsidiary, in an outstanding principal amount in excess of $35 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Operating Partnership from the Trustee (or to the Operating Partnership and the Trustee from holders of at least 25% in principal amount of the outstanding Notes);

•	default in the performance or breach of any other covenant or warranty by the Operating Partnership or the Company in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of a series of debt securities other than the Notes), which default continues uncured for a period of 60 days after the Operating Partnership receives written notice from the Trustee (or the Operating Partnership and the Trustee receive written notice from the holders of at least 25% in principal amount of the outstanding Notes) as provided in the Indenture; and

•	certain events of bankruptcy, insolvency or reorganization of the Operating Partnership, the Company or any significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X).

Item 8.01          Other Events.

On May 7, 2014, the Company and the Operating Partnership entered into an underwriting agreement with Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (the “Underwriters”), pursuant to which the Operating Partnership agreed to issue and sell the Notes.

The Operating Partnership intends to use the net proceeds of the Notes offering to repay existing indebtedness, including the mortgage payable on its Gilroy Crossing property and a portion of the outstanding indebtedness under its unsecured revolving credit facility, and for general corporate and working capital purposes.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit
1.1	Underwriting Agreement, dated as of May 7, 2014, among Excel Trust, L.P., Excel Trust, Inc. and Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the Underwriters.

4.1	Indenture, dated as of May 12, 2014, by and among Excel Trust, L.P., Excel Trust, Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	Supplemental Indenture, dated as of May 12, 2014, by and among Excel Trust, L.P., Excel Trust, Inc. and Wells Fargo Bank, National Association, as trustee, including the form of 4.625% Senior Notes due 2024 and guarantee thereof.

5.1	Opinion of Ballard Spahr LLP.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 12, 2014	EXCEL TRUST, INC.

	By:	/s/ James Y. Nakagawa
Name: James Y. Nakagawa
Title: Chief Financial Officer

EXCEL TRUST, L.P.

By: Excel Trust, Inc. Its General Partner

	By:	/s/ James Y. Nakagawa
Name: James Y. Nakagawa
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
1.1	Underwriting Agreement, dated as of May 7, 2014, among Excel Trust, L.P., Excel Trust, Inc. and Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the Underwriters.

4.1	Indenture, dated as of May 12, 2014, by and among Excel Trust, L.P., Excel Trust, Inc. and Wells Fargo Bank, National Association, as trustee.

4.2	Supplemental Indenture, dated as of May 12, 2014, by and among Excel Trust, L.P., Excel Trust, Inc. and Wells Fargo Bank, National Association, as trustee, including the form of 4.625% Senior Notes due 2024 and guarantee thereof.

5.1	Opinion of Ballard Spahr LLP.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).